UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

WILSON BANK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

623 West Main Street
Lebanon, Tennessee	37087
(Address of principal executive offices)	(Zip Code)

(615) 444-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Wilson Bank Holding Company (the “Company”) was held on April 10, 2012. At the meeting, Jack W. Bell, Mackey Bentley, Harold R. Patton and H. Elmer Richerson were elected as Class II directors to hold office for a term of three years and until their successors are duly elected and qualified. In addition, at the meeting, the shareholders ratified the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The voting results of the director elections and the ratification proposal, which were described in more detail in the definitive proxy statement relating to the 2012 Annual Meeting of Shareholders that the Company filed with the Securities and Exchange Commission on March 9, 2012, are set forth below.

(1) Each director was elected by the following tabulation:

	For	Against	Abstain
Jack W. Bell	4,560,087	3	10,170
Mackey Bentley	4,555,286	4,804	10,170
Harold R. Patton	4,559,562	528	10,170
H. Elmer Richerson	4,559,281	809	10,170

In addition to the foregoing, the remaining directors not up for re-election at the 2012 Annual Meeting of Shareholders continue to serve on the Board of Directors.

(2) The ratification of the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the following tabulation:

For	Against	Abstain
4,505,869	10,301	54,090

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By:	/s/ J. Randall Clemons
J. Randall Clemons
President and Chief Executive Officer

Date: April 13, 2012

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